UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
February 8, 2021

READY CAPITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35808	90-0729143
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas,
50th Floor
 New York, NY 10020

(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (212) 257-4600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RC	New York Stock Exchange
7.00% Convertible Senior Notes due 2023	RCA	New York Stock Exchange
6.50% Senior Notes due 2021	RCP	New York Stock Exchange
6.20% Senior Notes due 2026	RCB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

5.75% Senior Notes due 2026

On February 8, 2021, Ready Capital Corporation (the "Company") completed the public offer and sale of $201.3 million aggregate principal amount of its 5.75% Senior Notes due 2026 (the "Notes") which includes $26.3 million aggregate principal amount of the Notes pursuant to the full exercise of the underwriters' over-allotment option. The net proceeds from the sale of the Notes are approximately $194.8 million, after deducting underwriters' discounts and commissions and estimated offering expenses. The Company will contribute the net proceeds to Sutherland Partners, L.P. (the "Operating Partnership"), its operating partnership subsidiary, in exchange for the issuance by the Operating Partnership of a senior unsecured note with terms that are substantially equivalent to the terms of the Notes. The Operating Partnership intends to use the net proceeds to to redeem the outstanding aggregate principal amount of the Company's 6.50% Senior Notes due 2021 and for general business purposes.

Underwriting Agreement

On February 8, 2021, the Company entered into an underwriting agreement (the "Underwriting Agreement"), by and among the Company, the Operating Partnership and Waterfall Asset Management, LLC and Keefe, Bruyette & Woods, Inc., Morgan Stanley & Co. LLC and Piper Sandler & Co. (collectively, the "Underwriters"). The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities.

Indenture

The Company issued the Notes under a base indenture, dated August 9, 2017 (the "Base Indenture"), between the Company and U.S. Bank National Association, as trustee, as amended and supplemented by the Third Supplemental Indenture thereto, dated as of February 26, 2019 (the "Third Supplemental Indenture") and the Fifth Supplemental Indenture thereto, dated as of February 10, 2021 (the "Fifth Supplemental Indenture" and together with the Base Indenture and the Third Supplemental Indenture, the "Indenture"), each between the Company and U.S. Bank National Association, as trustee.

The Notes bear interest at a rate of 5.75% per annum, payable quarterly in arrears on January 30, April 30, July 30, and October 30 of each year, beginning on April 30, 2021. The Notes will mature on February 15, 2026, unless earlier repurchased or redeemed.

Prior to February 15, 2023, the Notes will not be redeemable by the Company. On or after February 15, 2023, we may redeem for cash all or any portion of the Notes, at our option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, to, but excluding, the redemption date. If the Company undergoes a change of control repurchase event, holders may require it to purchase the Notes, in whole or in part, for cash at a repurchase price equal to 101% of the aggregate principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, as described in greater detail in the Indenture.

The Notes are the Company's senior direct unsecured obligations and will not be guaranteed by any of its subsidiaries, except to the extent described in the Indenture upon the occurrence of certain events. The Notes rank equal in right of payment to any of the Company's existing and future unsecured and unsubordinated indebtedness; effectively junior in right of payment to any of its existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness, other liabilities (including trade payables) and (to the extent not held by the Company) preferred stock, if any, of its subsidiaries.

The occurrence of an Event of Default (as defined in the Indenture) may, subject to certain conditions set forth in the Indenture, lead to the outstanding principal, plus accrued and unpaid interest, if any, of the Notes being immediately due and payable.

The Notes have been approved for listing on the New York Stock Exchange under the symbol "RCC" and trading of the Notes is expected to commence thereon within 30 days after the date hereof.

The foregoing description of the Underwriting Agreement, the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Indenture and the form of Note, copies of which are filed or incorporated as Exhibits 1.1, 4.1, 4.2, 4.3 and 4.4 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description
1.1	Underwriting Agreement, dated February 8, 2021, by and among Ready Capital Corporation, Sutherland Partners, L.P., Waterfall Asset Management LLC and the Underwriters.
4.1*	Indenture, dated as of August 9, 2017, by and between Sutherland Asset Management Corporation and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on August 9, 2017).
4.2*	Third Supplemental Indenture, dated as of February 26, 2019, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.7 to the Company’s Annual Report on Form 10-K filed on March 13, 2019).
4.3	Fifth Supplemental Indenture, dated as of February 10, 2021, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee.
4.4	Form of 5.75% Senior Note (included in Exhibit 4.2).
5.1	Opinion of Clifford Chance US LLP.
8.1	Opinion of Clifford Chance US LLP regarding certain tax matters.
23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1).
23.2	Consent of Clifford Chance US LLP regarding certain tax matters (included in Exhibit 8.1).
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

READY CAPITAL CORPORATION

By:	/s/ Andrew Ahlborn
Name:	Andrew Ahlborn
Title:	Chief Financial Officer

Dated: February 10, 2021